UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

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MetroCity Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

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April 16, 2021

Dear Shareholder,

We would like to extend a personal invitation for you to join us at the 2021 annual meeting of shareholders which will be held on May 20, 2021, at 4:00 p.m. Eastern Time.

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders, and our community, we have decided to hold the annual meeting in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/273023026 at the meeting date and time. The password for the meeting is MCBS2021.

Please review the notice of annual meeting of shareholders and proxy statement enclosed with this letter which describe the formal business to be transacted at the meeting. Following the meeting, we will discuss the status of our business and answer appropriate questions.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote your shares by signing, dating, and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, or by voting online or by telephone using the instructions printed on the proxy card. This will ensure that your shares are represented at the annual meeting..

We thank you for your continued support of the company and look forward to speaking with you at the 2021 annual meeting of shareholders.

Nack Y. Paek
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2021

MetroCity Bankshares, Inc. (the “Company”) will hold its annual meeting of shareholders on Thursday, May 20, 2021, at 4:00 p.m., Eastern Time, for the following purposes, all of which are described in greater detail in the accompanying proxy statement:

1.	To elect four (4) Class III directors of the Company to serve three-year terms expiring in 2024 and one (1) new Class II director of the Company to serve a two-year term expiring in 2023 to align with the other Class II directors, and in each case until their successors have been duly elected and qualified;
2.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and
3.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the board of directors is not aware of any other such business.

Only shareholders of record at the close of business on April 1, 2021, will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. The holders of shares of the Company’s common stock are entitled to one vote per share on all matters to be presented for action by shareholders at the meeting.

It is important that your shares be represented and voted at the meeting. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders, and our community, we have decided to hold the annual meeting in a virtual meeting format only.  You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/273023026 at the meeting date and time.  The password for the meeting is MCBS2021.

Copies of the annual meeting proxy materials, including the proxy statement and the Annual Report on Form 10-K, are also available at www.edocumentview.com/MCBS.

The board of directors of the Company unanimously recommends that shareholders vote “FOR” each of the five director nominees for election as a director and “FOR” the ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2021.

Whether or not you plan to attend the virtual meeting, please vote online or by telephone, or by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction card.

By Order of the Board of Directors,

Lucas C. Stewart
Assistant Corporate Secretary

METROCITY BANKSHARES, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2021

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “MetroCity” refer to MetroCity Bankshares, Inc., a Georgia corporation, and its consolidated subsidiary; references to “the Bank” or “our Bank” refer to Metro City Bank, a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, $0.01 par value (the “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the “board”) for use at the 2021 annual meeting of shareholders of the Company to be held on Thursday, May 20, 2021 at 4:00 p.m., Eastern Time, and any adjournments thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the Annual Report on Form 10-K for the year ended December 31, 2020, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about April 16, 2021. You should read the entire proxy statement carefully before voting.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders To Be Held on May 20, 2021

The annual meeting will be held in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/273023026 at the meeting date and time.

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.edocumentview.com/MCBS. Shareholders are encouraged to access and review the proxy materials before voting.

GENERAL INFORMATION ABOUT THE 2021 ANNUAL MEETING

When and where will the annual meeting be held?

The annual meeting is scheduled to take place at 4:00 p.m., Eastern Time, on May 20, 2021. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders, and our community, we have decided to hold the annual meeting in a virtual meeting format only. Shareholders of record at the close of business on April 1, 2021, which is the date that the board has fixed as the record date for the annual meeting (the “record date”), will be able to attend and participate in the annual meeting online, vote their shares electronically and submit their questions prior to and during the meeting by visiting: www.meetingcenter.io/273023026 at the meeting date and time. The password for the meeting is MCBS2021.

How can I attend the virtual annual meeting?

You are entitled to participate in the annual meeting only if you were a shareholder of the Company as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/273023026. You also will be able to vote your shares online by attending the annual meeting by webcast, although we encourage you to vote your shares by proxy prior to the annual meeting.

To participate in the annual meeting at www.meetingcenter.io/273023026, you must enter the control number found on your proxy card you previously received. The password for the meeting is MCBS2021.

Importantly, if you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting by webcast.

To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company common stock ownership along with your name and email address to Computershare.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2021. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

MetroCity Bankshares Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What am I being asked to vote on at the annual meeting?

At the 2021 annual meeting, we are asking our shareholders to vote on the following proposals:

1.	Proposal 1: To elect four (4) Class III directors of the Company to serve three-year terms expiring in 2024 and one (1) new Class II director of the Company to serve a two-year term expiring in 2023 to align with the other Class II directors, and in each case until their successors have been duly elected and qualified.
2.	Proposal 2: To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

3.	Other Business: To transact such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

As of the date of this proxy statement, the board of directors is not aware of any other such business.

What are the board’s voting recommendations?

The board recommends that you vote your shares "FOR" each of the five director nominees for election as a director and "FOR" the ratification of Crowe LLP as our independent registered public accounting firm for 2021.

Who is entitled to vote at the annual meeting?

Only shareholders of record at the close of business on April 1, 2021, which is the date that the board has fixed as the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.

How many votes do I have?

Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

How do I vote?

You may vote your shares of common stock either by proxy or during the virtual meeting as described above. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the virtual annual meeting and vote during the virtual meeting. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:

●	By Mail. To vote by mail, indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;
●	Via the Internet. You may vote your proxy over the Internet by visiting the website www.investorvote.com/MCBS and following the instructions for Internet voting on that website; or
●	Via Telephone. You may vote over the telephone by following the instructions in the proxy card.

The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet and telephone voting will close at 11:59 p.m., Eastern Time, on May 19, 2021.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the virtual annual meeting and vote your shares during the virtual meeting. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed Nack Y. Paek and Farid Tan to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

What constitutes a quorum for the annual meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present at a meeting of shareholders if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the annual meeting. As of the record date, there were 25,674,573 shares of our common stock outstanding and entitled to vote. No shares of preferred or other capital stock were outstanding as of such date. If there is no quorum, any officer entitled to preside at or to act as secretary of the annual meeting may adjourn the meeting until a later date. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

What is a broker non-vote?

Brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. The ratification of our independent registered public accounting firm (Proposal 2) currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of Class II and Class III directors (Proposal 1) is a non-routine matter, so your broker may not vote on this matter in its discretion. If you do not give voting instructions with respect to the election of directors, your broker will need to return a proxy card without voting on this non-routine matter, which is referred to as a “broker non-vote.”

How are broker non-votes and abstentions treated?

Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of the appointment of Crowe LLP here, and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees (Proposal 1). Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm (Proposal 2).

What if I return a proxy card but do not make specific choices?

If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your proxy will vote your shares “FOR” each of the five director nominees for election as a director and “FOR” ratifying the appointment of our independent registered public accounting firm for 2021. We are not aware of any other matters to be considered at the annual meeting. However, if any other matter is properly presented at the annual meeting, your proxy will vote your shares as recommended by the board of directors or, if no recommendation is given, will vote your shares using his or her discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the annual meeting, the board of directors may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy will vote for the substitute nominee.

May I change my vote after I have submitted my proxy card?

Yes. If you have not voted through your broker, you can change your vote after you have voted prior to the applicable cutoff time by:

●	going to the website listed on the proxy card and voting online, in which case only your last Internet proxy submitted prior to the meeting will be counted;

●	submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy;
●	notifying our assistant corporate secretary at 5114 Buford Highway, Doraville, Georgia 30340, in writing, of the revocation of your proxy before the meeting; or
●	voting in person during the virtual meeting, but simply attending the virtual meeting will not, in and of itself, revoke a proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

What vote is required to elect a nominee for director to the board of directors?

In the election of directors, if a quorum is present, directors are elected by a plurality of the votes cast at the annual meeting. For purposes of the election of directors, failures to vote, abstentions, and broker non-votes will have no effect on the result of the vote.

How are voted counted?

Votes will be counted at the annual meeting by the inspector of election appointed by the Company for the annual meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who will pay for this proxy solicitation, and how will we solicit proxies?

The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find the voting results?

The Company will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.

Who can help answer any questions I may have?

Shareholders who have questions about the matters to be voted on at the annual meeting or how to submit a proxy, or desire additional copies of the proxy statement, the proxy card, or the Annual Report on Form 10-K for the year ended December 31, 2020 should contact Assistant Corporate Secretary, Lucas Stewart, at MetroCity Bankshares, Inc., 5114 Buford Highway, Doraville, Georgia 30340, Attn: Assistant Corporate Secretary; or via email at lucasstewart@metrocitybank.bank.

PROPOSAL 1. ELECTION OF DIRECTORS

Pursuant to the Company’s articles and bylaws, our board of directors is authorized to have not less than 5 members nor more than 25 members. The board is divided into three classes which are to be as nearly equal in number as possible. Our current board of directors currently consists of eleven members and are divided into three classes, with four members in Class I, three members in Class II, and four members in Class III. The directors in each class serve staggered terms of three years each.

The exact number of directors may be fixed or changed from time to time within the range set forth in our bylaws by the shareholders by the affirmative vote of a majority of the issued and outstanding shares entitled to vote in an election of directors, or by the board of directors by the affirmative vote of a majority of all directors then in office. Our board of directors also serves as the board of directors of our wholly owned subsidiary, Metro City Bank.

There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers. During the previous 10 years, no director, person nominated to become a director, or executive officer of the Company was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.

The following table sets forth certain information about our current directors, including their names, ages and year in which they began serving as a director of the Company (or the Bank prior to the Company’s formation in 2014).

Name	Age	Position	Director Since	Class
Nack Y. Paek	79	Chairman of the Board and Chief Executive Officer of the Company and Executive Chairman of the Bank	2006	II
Farid Tan	63	Director, President and Chief Financial Officer of the Company and Chief Executive Officer and Chief Financial Officer of the Bank	2006	III
Howard Hwasaeng Kim	64	Director, Executive Vice President of the Company and Chief Lending Officer, Chief Operating Officer, and President of the Bank	2017	I
William J. Hungeling	50	Director	2020	II
Francis Lai	66	Director	2010	II
Don T.P. Leung	63	Director	2006	III
Feiying Lu	57	Director	2006	I
Young Park	73	Director	2006	III
Ajit A. Patel	56	Director	2006	III
Frank S. Rhee	56	Director	2006	I
Sam Sang-Koo Shim	78	Director	2006	I

CLASS II AND III DIRECTOR NOMINEES FOR ELECTION AS DIRECTORS

Set forth below is information about each of our director nominees, including his experience and qualifications, each of the positions and offices he holds with the Company, his term of office as a director, and all periods during which he has served as a director of the Company. The board of directors selected the director nominees based on the recommendation of the Nominating and Governance Committee. The Class II director nominee is a new director standing for election for a two-year term expiring in 2023. The Class III director nominees are each standing for re-election for a three-year term expiring in 2024.

William J. Hungeling. Mr. Hungeling is the Chairman of our Audit and Compliance Committee and has served as a board member since November 2020. Mr. Hungeling is a certified public accountant and managing shareholder of Hungeling CPA, PC, a public accounting firm located in metropolitan Atlanta. Mr. Hungeling has been with Hungeling CPA since 1994 and has been the managing shareholder since 2015.  Mr. Hungeling has been a member of the American Institute of Certified Public Accountants and Georgia Society of Certified Public Accountants for over 20 years. He has served as a board member of the Atlanta Conference of the St. Vincent de Paul Society and was a founding board member of the Old Fourth Ward Business Association and the Hope-Hill Elementary Foundation. Mr. Hungeling received a Bachelor of Arts degree from the University of Notre Dame and a Master’s Degree in Taxation from Georgia State University. Mr. Hungeling’s public accounting experience assisting his broad cross-section of business clients with maintaining GAAP-based financial statements and complying with ever-changing governmental regulations brings valuable experience to the Board.

Farid Tan. Mr. Tan is the President and Chief Financial Officer of the Company and the Chief Executive Officer and Chief Financial Officer of the Bank, and has over 40 years of banking experience. Mr. Tan joined the Executive Training Program for Bank Bumiputra Malaysia, a Malaysian bank owned by the Malaysian government, in 1981 where he served in a number of positions both in Malaysia and in New York, including Senior Account Officer, Senior Internal Audit Supervisor, and Senior Foreign Exchange Dealer. He was promoted to Assistant General Manager in 1993, a position that he held for six years before leaving in 1999 to become the Senior Credit Officer for Global Commerce Bank, a local community bank in Doraville, Georgia. He was President and Chief Executive Officer of Global Commerce Bank from 2002 to 2005 before leaving to become President and Chief Executive Officer of Metro City Bank, which opened in early 2006. Mr. Tan was educated at Polytechnic Ungku Omar, Malaysia where he received a degree in accounting. Mr. Tan served as a member of CFPB’s Community Bank Advisory Council from September 2013 to April 2015. He was also a member of the Association of Cambiste International (ACI) and the Financial Market Association, Malaysia and USA. Mr. Tan is also fluent in three languages, Mandarin, Malay, and English. Mr. Tan provides the board his vast experience in community, regional and international banking that covers financial operations, audit, retail banking, mergers and acquisitions, loan syndication, foreign exchange trading, security investment, strategic planning and portfolio management. He also provides an overall perspective of all facets of the Company’s business, financial condition and strategic direction.

Don T.P. Leung. Mr. Leung is the vice chairman of our board and has served as a director since the inception of the Bank in 2006. Mr. Leung served as the Managing Member of Light Efficient Depot, LLC, an operator in energy efficient commercial lighting, from February 2012 to June 2015. Prior to his role with Light Efficient Depot, LLC, Mr. Leung established and managed an apparel company that developed private label apparel for 23 years. Mr. Leung graduated from University of Central Lancashire in United Kingdom with a degree in Marketing. Mr. Leung’s experience as managing member of Light Efficient Depot, LLC has given him leadership experience and business acumen that is beneficial to our board, especially as the chairman of the Bank’s credit risk management committee.

Young Park. Mr. Park has served as a board member since the founding of the Bank in 2006. Mr. Park is the owner and President of Kani House Restaurants in the Atlanta area. Prior to opening his restaurant in 2004, Mr. Park was the owner and President of Fortune International Jewelry, a position he held from 1986 to 2013. Mr. Park is a graduate of Inha University, South Korea, with a degree in mechanical engineering. Mr. Park’s experience as an owner of several business ventures as well as his relationship in the Korean-American community brings to our board valuable management skills and strengthens our ties to the Korean-American community.

Ajit A. Patel. Mr. Patel is the Chairman of our Compensation Committee and has served as a board member since the founding of the Bank in 2006. Mr. Patel is the Managing Member of Amrit & Sons I, LLC and Relax Hospitality, LLC, positions he has held since 1999 and 2010, respectively, and he is also an owner and operator of two hotels in Pensacola, Florida. He also served as a director and treasurer of Visit Pensacola, Inc. from 2014 to 2016. In addition, he worked as a financial consultant at the Ayco Company from 1993 to 1997. Mr. Patel was educated in London at the City University where he graduated with honors in Economics and Accountancy. He also received a Master’s Degree in Taxation from Georgia State University. Mr. Patel’s extensive experience as a managing member of two commercial real estate companies brings to our board strategic and operational depth as well as valuable perspective in the hospitality industry.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE DIRECTOR NOMINEES LISTED ABOVE FOR ELECTION AS A DIRECTOR.

DIRECTORS CONTINUING IN OFFICE

Set forth below is information about each of our continuing directors, including his or her experience and qualifications, each of the positions and offices he or she holds with the Company, his or her term of office as a director, and all periods during which he or she has served as a director of the Company.

Directors Whose Terms Expire in 2022

Howard Hwasaeng Kim. Mr. Kim has served as a director of the Bank and the Company since 2017. Mr. Kim is currently the Executive Vice President of the Company and President of the Bank. Mr. Kim also serves as Chief Lending Officer and Chief Operations Officer of both the Company and the Bank. In this role, he is responsible for leading and supervising the Bank’s lending department and the Bank’s deposit branches. Prior to his tenure at the Company, Mr. Kim has worked at the Korea Development Bank, a wholly state-owned policy bank in South Korea, from 1980 to 1991, where he was responsible for the bank’s accounting, loans and foreign exchange transactions. During his time at Korea Development Bank, Mr. Kim also worked in the bank’s securities company for six years as the accounting manager and branch manager. From 2000 to 2006, Mr. Kim worked as a loan officer and lending officers at various community banks in Georgia, until starting his position as the Chief Lending Officer of the Bank since Bank’s inception in 2006. Mr. Kim was appointed Executive Vice President and Chief Lending Officer of the Company in 2014, and President, Chief Lending Officer and Chief Operating Officer of the Bank in 2016. Mr. Kim graduated from the Hankook University of Foreign Studies with a Bachelor of Science Degree in Business Administration and later earned his Master’s Degree in Business Administration from Georgia State University. Mr. Kim brings to our board strong leadership skills and a wide-ranging understanding of bank management from his thirty plus years of experience in banking, as well as valuable insights from the local business community.

Feiying Lu. Ms. Lu has served as a board member since the founding of the Bank in 2006. Ms. Lu has served as an internal controller with Imaex Trading Company, a wholesale frozen foods distributor, since 1997. In this role, she is responsible for preparing monthly financial reports, reviewing and analyzing data for assuring achievement of the organization’s objectives in operational effectiveness and efficiency, and compliance matters. Ms. Lu received a Bachelor of Science Degree in Electronic Engineering from Shanghai University of Science and Technology. Ms. Lu’s experience as a controller and her relationship in the Chinese-American community provides our board with meaningful financial expertise and strengthens our ties to the Chinese-American community.

Frank S. Rhee. Mr. Rhee has served as a board member since the founding of the Bank in 2006. Mr. Rhee currently owns a web design and online marketing company which he founded in 2013. Prior to founding his own business, Mr. Rhee served as the Financial Manager for Trends Menswear from 1993 to 2013. In this role, he was in charge of overseeing the preparation of financial statements, bank records and expert reports. He also previously worked as an Assistant Controller for Manufacturers Hanover Bank in New York from 1990 to 1993, and as a junior auditor for the accounting firm of Ernst & Young from 1987 to 1989. Mr. Rhee graduated from New York University with a Bachelor of Science degree in Accounting. Mr. Rhee’s experience as a financial manager and assistant controller brings to our board valuable expertise in finance and management.

Sam Sang-Koo Shim. Mr. Shim has served as a board member since the founding of the Bank in 2006. Mr. Shim is a certified public accountant, certified valuation analyst, and a certified government finance manager who owns and is the President of SKS Consulting, Inc., a CPA consulting firm that he founded in 2002. Prior to founding SKS Consulting, Inc., Mr. Shim served in the Bureau of General Accounting for the State Government of Illinois for 23 years, where he retired as Chief of the Bureau of General Accounting. Mr. Shim graduated from the Business School of Seoul National University, Korea, and received a Master’s Degree in Business Administration from Northern Illinois University and an M.S. Degree in Business from the University of Wisconsin at Madison. Mr. Shim is active in the Illinois CPA Society and American Institute of CPA Society, and National Association of Certified Valuation Analysts. Mr. Shim’s experience as a CPA, certified valuation analyst and a certified government finance manager brings to our board over 25 years of experience in accounting and valuation, as well as experience in executive management.

Directors Whose Terms Expire in 2023

Nack Y. Paek. Mr. Paek is a founder of the Bank, the Chairman of the board of directors and the Chief Executive Officer of the Company, and the Executive Chairman of the Bank. Prior to establishing the Bank in 2006, Mr. Paek was President of a successful SBA service provider, Government Loan Service Corporation, which specialized in originating and servicing SBA loans for banks from 1991 to 2006. Mr. Paek dissolved Government Loan Service Corporation in April 2006 in order to focus his full attention on the success of Metro City Bank. From 1980 to 1990, Mr. Paek was a sole owner of the local CPA firm of Nack Y. Paek, P.C., with its clientele being predominantly members of the Asian immigrant communities. In addition, Mr. Paek was a founding director of Summit Bank Corporation in 1987, where he served as Chairman of the board from 1992 to 1994 and also Chairman of the Audit Committee. Mr. Paek was also the internal audit director of Continental Insurance Companies in the Southern region of the U.S. from 1974 to 1980. From 2002 to 2016, Mr. Paek served as Chairman of the board of directors of the Center for Pan-Asian Community Services, Inc. (CPACS), the largest nonprofit community service organization geared to help Asian immigrants to settle and adjust in the Metro Atlanta area. In early 1990’s Mr. Paek also served as a member of U.S. Small Business Administration Advisory Council in Georgia. Mr. Paek obtained his Bachelor of Science Degree from College of Commerce, Seoul National University and a Master’s Degree in Business Administration from Northern Illinois University. Mr. Paek brings an extensive knowledge of our business and our markets gained from his long career leading the Bank and growing our franchise into what it is today. In addition, Mr. Paek provides our board with valuable strategic insight and business management skills gained over the course of his business career owning and leading numerous successful businesses.

Francis Lai. Mr. Lai has served as a director of the Bank since 2010 and a director of the Company since the Company’s inception in 2014. Mr. Lai, a native of Malaysia, is currently the managing member of Goldfield Capital, LLC, an operator of commercial real estate ventures, a position he has held since 1996. Prior to 1984, Mr. Lai worked with Hock Hua Bank Berhad in Sabah, Malaysia and was a director of Summit Bank Corporation from 1984 to 2007. Mr. Lai previously served on the board of directors of the Chamblee Chamber of Commerce. Mr. Lai earned an Associate’s Degree in Economics from New York State University, and B.A. and M.B.A. degrees from Mercer University in Atlanta. Mr. Lai’s commercial real estate background and his prior experience as a bank director provides the board with valuable experience and insight into commercial real estate trends.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit us and our shareholders.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in areas relevant to our business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our board of directors also considers the candidate’s independence, character, judgment, diversity, age, skill-sets, specific business background and global or international experience in the context of our needs and those of the board of directors. While we have no formal policy regarding the diversity of our board, our board considers a broad range of factors relating to the qualifications and background of director nominees, which may include personal characteristics. Our board of directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her record of professional and personal experiences and expertise relevant to our growth strategy.

Director Independence

Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of our board of directors. The rules of the Nasdaq Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these rules, our board of directors has affirmatively determined that, with the exception of Messrs. Nack Paek, Farid Tan and Howard Kim, each of our current directors is an independent director, as defined under the applicable rules. The board determined that Messrs. Paek, Tan and Kim each do not qualify as an independent director because they are all executive officers of the Company and/or the Bank.

Board Leadership Structure

The boards of directors of the Company and the Bank are comprised of the same individuals. Mr. Paek has been the Chairman of our board and the Chief Executive Officer since the Bank began its operations in 2006. Mr. Paek’s primary duties are to lead our board of directors in establishing our overall vision and strategic plan and to lead our management in carrying out that plan. Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board. Our board of directors endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the board of directors does not believe that mandating a particular structure, such as designating an independent lead director or having a separate Chairman of the board and Chief Executive Officer, is necessary to achieve effective oversight. As a result, our board of directors has not designated an independent lead director nor has it designated a separate Chairman of the board and Chief Executive Officer. Eight of the board’s eleven directors have been determined by our board of directors to be independent under the listing standards of the Nasdaq Stock Market. All directors, including the Chairman of the board, are bound by fiduciary obligations imposed by law to serve the best interests of the shareholders. Accordingly, separating the offices of Chairman of the board and Chief Executive Officer would not serve to materially enhance or diminish the fiduciary duties of any director.

From time to time, the board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Company’s goals. In addition, to further strengthen the oversight of the full board of directors, our independent directors hold executive sessions at which only independent directors are present. The executive sessions are scheduled in connection with regularly scheduled board meetings, which occurs at least four times a year.

Risk Management and Oversight

The board of directors has ultimate authority and responsibility for overseeing our risk management. The board of directors monitors, reviews and reacts to material enterprise risks identified by management. The board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Board committees have responsibility for risk oversight in specific areas. The Audit and Compliance Committee oversees financial, accounting and internal control risk management policies, and also oversees the risk and compliance programs, adherence to management policies and procedures, compliance with regulatory requirements and information technology strategies and activities. The Compensation Committee assesses and monitors risks in our compensation program. The Nominating and Governance Committee oversees the nomination process and evaluation of the board and is responsible for overseeing our corporate governance principles. The Credit Risk Management Committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. The Asset Liability and Liquidity Management Committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital.

Cybersecurity and Information Security Risk Oversight

Our board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our board and senior management each receives regular reporting on cybersecurity and information security risk, as well as presentations throughout the year on cybersecurity and information security topics. Our Information Technology Committee also reviews and approves our Information Security Program. Our Information Technology Committee and Information Security Officer reviews cybersecurity and information security as well as steps taken by management to understand and mitigate such risks. Our Board received regular updates on cybersecurity and information security risk in 2020 and discussed cybersecurity and information security risks with both the Information Technology Committee and Information Security Officer.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. The code provides fundamental ethical principles to which these individuals are expected to adhere to and operates as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Business Conduct and Ethics is available on our website at www.metrocitybank.bank under “Investor Relations – Corporate Governance.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by Nasdaq Stock Market rules.

Environmental, Social and Governance (“ESG”) Initiatives

Our board of directors is committed to overseeing our ESG initiatives. We consider ESG-related matters throughout the organization with a focus on transparency and continuous improvement. Our ESG initiatives are currently focused on supporting the communities we serve in the areas of affordable housing, community development, and financial education; promoting diversity, equity and inclusion within the Company; and corporate governance best practices. In an effort to further enhance our ESG efforts, we have commenced an ESG assessment to holistically inventory our ESG activities, and to identify the issues that represent the most significant opportunities to enhance our ESG initiatives and to mitigate ESG-related risks. This ESG assessment extends into 2021 and will include initiatives to strengthen our ESG policies and tracking systems to allow for effective reporting on an ongoing basis. As noted above, in 2020, the Governance and Nominating Committee also took on oversight responsibility for ESG strategy and reporting.

Board Meetings

The Company’s board of directors meets at least quarterly, and the Bank board of directors meet monthly. All such meetings are led by our Chairman of the board, Mr. Nack Y. Paek, who is also our Chief Executive Officer. Directors are expected to attend all board meetings, all meetings of committees on which they serve, and the annual shareholders’ meeting. The Audit and Compliance Committee and our independent directors meet at least on a quarterly basis. The Compensation Committee and the Nominating and Governance Committee typically meet at least twice a year.

There were four (4) regular meetings and three (3) special meetings of the board of directors of the Company, as well as twelve (12) regular meetings of the Bank’s board of directors, during the fiscal year ended December 31, 2020. The board of directors of the Company and the Bank are comprised of the same individuals. Each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served). We expect, but do not require, our directors to attend our annual meeting. Seven of our directors attended the 2020 annual meeting of shareholders.

Committees of the Board

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit and Compliance Committee, the Compensation Committee, and the Nominating and Governance Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws.

The following table shows the membership of our board of directors and each standing committee in 2020 and as of the date of this proxy statement:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Howard Hwasaeng Kim
William J. Hungeling*	Chair		X
Francis Lai*		X	Chair
Don T.P. Leung*
Feiying Lu*	X		X
Nack Y. Paek
Young Park*		X
Ajit A. Patel*	X	Chair	X
Frank S. Rhee*	X
Sam Sang-Koo Shim*	X	X	X
Farid Tan
Number of Meetings in 2020	12	2	1

*	Independent Director

Audit and Compliance Committee. The Company has a separately designated standing Audit and Compliance Committee as required by the rules of the Nasdaq Stock Market. During 2020, the Audit and Compliance Committee held twelve meetings. Our board has adopted a written charter for the Audit and Compliance Committee that sets out the responsibilities, authority and specific duties of the Audit and Compliance Committee, which the board reviews annually. The Audit and Compliance Committee charter is available on the Company’s website at www.metrocitybank.bank under “Investor Relations – Corporate Governance.”

The responsibilities of the Audit and Compliance Committee include the following:

●	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
●	pre-approving audit, permitted non-audit and tax services to be provided by the Company’s independent auditor;
●	reviewing and evaluating our independent auditor’s qualification, performance and independence;
●	reviewing actions by management on recommendations of the independent auditors and internal auditors;
●	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;
●	reviewing our annual audited financial statements, quarterly financial statements, earnings releases and reports filed with the SEC;
●	reviewing critical accounting policies and practices of the Company;
●	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and
●	handling such other matters that are specifically delegated to the Audit and Compliance Committee by our board of directors from time to time.

The Committee has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any legal, accounting or other advisers as necessary to assist with the execution of its duties and responsibilities as set forth in the committee charter. The members of the Audit and Compliance Committee are William J. Hungeling (committee chair), Feiying Lu, Ajit Patel, Frank Rhee and Sam Shim. Each member of the Audit and Compliance Committee meets the independence criteria as defined by applicable rules and regulations of the SEC for audit committee membership and is independent and is “financially sophisticated” as defined by the applicable rules and regulations of the Nasdaq Stock Market.

The board of directors has determined that William J. Hungeling has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) an experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Therefore, the board determined that William J. Hungeling meets the definition of “audit committee financial expert” under the applicable rules and regulations of the SEC and is “financially sophisticated” as defined by the applicable rules and regulations of the Nasdaq Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933, as amended (the “Securities Act”). The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit and Compliance Committee or board of directors.

Compensation Committee. The Company has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. During 2020, the Compensation Committee held two meetings. Our board has adopted a written charter for the Compensation

Committee, which is available on the Company’s website at www.metrocitybank.bank under “Investor Relations – Corporate Governance.” The Compensation Committee has the following responsibilities:

●	determine the Company’s total compensation strategy designed to attract and retain leadership talent and motivate executive officers to improve their individual performance and the financial performance of the Company;
●	annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and review and approve the CEO’s compensation based on such evaluation, including but not limited to salary, cash-based and/or equity-based short- and/or long-term incentive awards;
●	annually review and approve the compensation of the Company’s other executive officers, including but not limited to salary, cash-based and/or equity-based short- and/or long-term incentive awards;
●	periodically review the Company’s management succession planning, including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO;
●	review and approve the Company’s compensation and benefits for its executive officers generally, including the review and recommendation of any incentive-compensation and equity-based plans of the Company that are subject to board approval;
●	administer the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant;
●	review and approve compensation for the Company’s non-employee directors;
●	oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters;
●	review and assess risks arising from the Company’s compensation policies and practices for its employees and determine whether any such risks are reasonably likely to have a material adverse effect on the Company;
●	annually review the Compensation Committee charter and recommend any proposed changes to the board for approval; and
●	annually evaluate the performance of its duties and present the results of such evaluation to the board.

The Committee has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any compensation adviser, including but not limited to compensation consultants and outside legal counsel, as necessary to assist with the execution of its duties and responsibilities as set forth in the committee charter, but only after taking into consideration all factors relevant to the advisor’s independence from management.  The Committee may delegate its authority to subcommittees or the committee chair when it deems it appropriate and in the best interests of the Company.  The members of the Compensation Committee are Ajit Patel (committee chair), Francis Lai, Young Park and Sam Shim.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or was an officer or employee of the Company. In addition, none of our executive officers serves or has served as director or as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating and Governance Committee. The Company has a separately designated the Nominating and Governance Committee, which consists of entirely independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. During 2020, the Nominating and Governance Committee held one meeting. Our board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s website at www.metrocitybank.bank under “Investor Relations – Corporate Governance.”

The purposes of the Nominating and Governance Committee include the following responsibilities:

●	identifying individuals qualified to become board members;
●	recommend to the board director nominees for election at each annual meeting of shareholders or to fill vacancies on the board;
●	formulate and recommend for adoption by the full board a policy for consideration of nominees for election to the board who are recommended by shareholders of the Company;
●	consider candidates recommended by the shareholders of the Company in accordance with the board’s policy for such consideration;
●	consider the numerous qualifications and factors included in the Nominating & Governance Committee charter when evaluating and selecting potential new director;
●	evaluate board performance and annually review the appropriate skills and characteristics required of board members in the context of the current make-up or the board, including such factors as business and professional experience, diversity and personal skills in finance, real estate capital markets, government regulation, financial reporting and other areas that are expected to contribute to an effective board;
●	review the effectiveness, structure and operation of committees of the board and the qualifications of members of the board committees, and recommend to the board the directors to serve or be removed as members of each committee and to recommend additional committee members to fill any vacancies;
●	develop for board approval a set of corporate governance guidelines applicable to the Company and its subsidiary, periodically review and assess these and their application, and recommend to the board any changes that the Committee deems appropriate;
●	reviewing and approving or ratifying related party transactions; and
●	develop for board approval the Company’s Code of Business Conduct and Ethics and periodically review and assess the codes and their application, and recommend to the board any changes that the committee deems appropriate.

The Committee has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any advisors, including but not limited to search firms and outside legal counsel, as necessary to assist with the execution of its duties and responsibilities as set forth in the committee charter.  The members of the Nominating and Governance Committee are Francis Lai (committee chair), William J. Hungeling, Feiying Lu, Ajit Patel and Sam Shim.

Shareholder Candidates. The Nominating and Governance Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the board does not believe that such a separate policy is necessary as the Company’s bylaws permit shareholders to nominate candidates. The Committee evaluates individuals recommended by shareholders for nomination as directors according to the criteria discussed above and in accordance with the Company’s bylaws and the procedures described under “Shareholder Proposals” on page 28 of this proxy statement.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, including their names, ages and positions. The business address for all of these individuals is 5114 Buford Highway, Doraville, Georgia 30340.

Name	Age	Position
Nack Y. Paek	79	Chief Executive Officer of the Company and Executive Chairman of the Bank
Farid Tan	63	President and Chief Financial Officer of the Company and Chief Executive Officer and Chief Financial Officer of the Bank
Howard Hwasaeng Kim	64	Executive Vice President of the Company and Chief Lending Officer, Chief Operating Officer, and President of the Bank

No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he was selected as an officer.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including an exemption from the requirement to include a Compensation Discussion and Analysis and the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our principal executive officer and our two other most highly compensated executive officers (our named executive officers, or NEOs) during our fiscal years ended December 31, 2020 and 2019.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Nack Y. Paek	2020	369,000	606,535	—	738,000	10,800	1,724,335
Chief Executive Officer	2019	369,000	239,278	—	738,000	10,800	1,357,078

Farid Tan	2020	369,000	606,535	—	738,000	10,800	1,724,335
President and Chief Financial Officer	2019	369,000	239,278	—	738,000	10,800	1,357,078

Howard Hwasaeng Kim	2020	326,000	468,446	—	652,000	10,800	1,457,246
Executive Vice President, Chief Lending Officer and Chief Operating Officer	2019	326,000	191,400	—	652,000	10,800	1,180,200

(1)	Reflects base salaries paid for the respective calendar year.
(2)	Reflects the aggregate grant date fair value of restricted stock awards granted to the NEOs, based on the fair market value of our common stock on the grant date, calculated in accordance with FASB Topic 718.
(3)	Reflects the aggregate grant date fair value of stock options granted to the NEOs, calculated in accordance with FASB Topic 718. The assumptions used in determining the grant date fair values of the stock options are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
(4)	Reflects cash incentive awards earned by the NEOs pursuant to our Executive Incentive Bonus Plan. Additional details regarding our Executive Incentive Bonus Plan are included below.
(5)	Reflects a car allowance provided to each NEO.

Employment Agreements with Named Executive Officers

We are party to an employment agreement with each of Messrs. Paek, Tan and Kim.

Term and Compensation. Each of the employment agreements with Messrs. Paek, Tan and Kim provides for initial 3-year term that expires on August 21, 2022, with automatic renewals for additional one-year periods unless either party gives notice to the other of its intent not to renew the agreement within sixty days prior to the renewal date. The employment agreements provide for an annual base salary and participation in all incentive, savings, retirement, and welfare benefit plans generally made available to our senior executive officers. Each of the executives has an opportunity to earn an annual cash bonus based upon performance criteria established from time to time by the board. In addition, pursuant to the terms of the employment agreements, each executive is provided with a car allowance and we reimburse each executive for the cost of life insurance.

Severance Benefits. If we terminate an executive other than for cause (as defined in the employment agreement) other than in connection with a change in control, the executive will be entitled to receive severance equal to his then-current base salary, payable over twelve months, plus reimbursement of a portion of COBRA premiums during the period in which he is eligible for COBRA benefits (the amount of such reimbursement being equal to the employer-portion of the cost of health coverage had the executive remained employed with the Company), subject to the executive’s compliance with certain restrictive covenants. If we terminate the executive other than for cause or the executive resigns for good reason (as defined in the employment agreement), in either case within six months prior to, or one year following, a change in control, then the executive will be entitled to receive severance equal to two times his then-current base salary, payable over twelve months, plus reimbursement of a portion of COBRA premiums during the period in which the executive is eligible for COBRA benefits (the amount of such reimbursement being equal to the employer-portion of the cost of health coverage had the executive remained employed with the Company), subject to the executive’s compliance with certain restrictive covenants. Each of the employment agreements provides that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the tax code, there will be a cut back of parachute payments to the extent necessary to avoid the imposition of the excise tax.

Restrictive Covenants. Each of the employment agreements with Messrs. Paek, Tan and Kim contains confidentiality, non-competition and employee non-solicitation covenants that apply during the executive’s employment with us and for one year after his termination of employment.

Executive Incentive Bonus Plan

Each of our NEOs participated in our Executive Incentive Bonus Plan for 2020, which provides for short-term incentive payments (STIs). Each NEO was entitled to earn an STI payment based on achievement of return on equity targets (with an 8.00% threshold goal) for 2020. Each NEO was eligible to earn an STI award expressed as a percentage of the total bonus pool (Mr. Paek, 30.0%; Mr. Tan, 30.0%; and Mr. Kim, 25.0%) established in an amount equal to a percentage of the Bank’s net after-tax income (3% based on achievement of the performance goals at threshold levels, up to a maximum of 10% based on achievement of the performance goals at maximum levels). All performance goals were exceeded in 2020 and 2019. For 2020 and 2019, amounts earned up to 200% of the NEO’s base salary were paid in cash; amounts earned above 200% of the NEO’s base salary will be paid in shares of restricted stock in 2021 and 2020, respectively, subject to three-year vesting.

Equity Awards Granted During 2020

On June 1, 2020, we granted each of Messrs. Paek, Tan and Kim 52,468, 52,468 and 40,523 shares of restricted stock awards, respectively. The restricted shares vested 25% on the date of grant, and the remaining restricted shares will vest 25% on each of the first three anniversaries of the date of grant, subject to the executive’s continued employment with us on each vesting date. The restricted shares were granted in satisfaction of STI payments that were earned in 2019 in excess of 200% of the NEO’s base salary, as described above.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of		Market Value
	Underlying	Underlying				Shares or		of Shares or
	Unexercised	Unexercised		Options		Units of Stock		Units of Stock
	Options	Options		Exercise	Option	That Have Not		That Have Not
	Exercisable	Unexercisable		Price	Expiration	Vested		Vested
Name	(#)	(#)		($)	Date	(#)		($)(5)
Nack Paek	53,333	26,667	(1)	12.70	7/18/2028	12,728	(2)	183,538
						8,700	(3)	125,454
						39,351	(4)	567,441

Farid Tan	53,333	26,667	(1)	12.70	7/18/2028	12,728	(2)	183,538
						8,700	(3)	125,454
						39,351	(4)	567,441

Howard Hwasaeng Kim	53,333	26,667	(1)	12.70	7/18/2028	7,326	(2)	105,641
						6,960	(3)	100,363
						30,393	(4)	438,267

(1)	The option awards vest on July 18, 2021.
(2)	The restricted shares vest on June 1, 2021.
(3)	The restricted shares vest fifty percent (50%) on June 1, 2021 and June 1, 2022.
(4)	The restricted shares vest thirty-three percent (33.3%) on each of June 1, 2021, June 1, 2022, and June 1, 2023.
(5)	Market value is based on the closing price of our common stock on December 31, 2020 ($14.42).

Other Retirement Benefits

Other than benefits under our 401(k) plan, we have not provided our named executive officers with any retirement or deferred compensation benefits.

2020 Compensation of Directors

The following table sets forth information regarding 2020 compensation for each of our non-employee directors:

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
William J. Hungeling(3)	8,000	—	8,000
William M. Hungeling(4)	42,700	—	42,700
Francis Lai	48,250	—	48,250
Don T.P. Leung	54,300	—	54,300
Feiying Lu	48,000	—	48,000
Young Park	43,800	—	43,800
Aiit A. Patel	49,150	—	49,150
Frank S. Rhee	47,000	—	47,000
Sam Sang-Koo Shim	45,900	—	45,900

(1)	During 2020, we paid our non-employee directors a retainer of $1,750 per month. Each non-employee director also received an attendance fee of $1,750 per Board meeting. The Chairs of the Audit Committee and Credit Risk Committee received additional compensation of $6,000 per year. The Chairs of the Compensation Committee and IT Steering Committee received additional compensation of $5,000 per year. Members of the Director’s Loan Committee were paid $300 per meeting.
(2)	As of December 31, 2020, each of our non-employee directors, excluding William J. Hungeling, held 506 shares of restricted stock that vest on June 1, 2021.
(3)	William J. Hungeling was added to the Board of the Company and the Bank effective November 1, 2020.
(4)	William M. Hungeling retired from the Board of the Company and the Bank effective October 31, 2020.

Equity Compensation Plan Information

The following table sets forth information regarding securities authorized for issuance under our equity compensation plan as of December 31, 2020:

	(A)(1)	(B)	(C)(2)
Number of
Securities Remaining
	Number of		Available for Future
	Securities to be	Weighted Average	Issuance Under Equity
	Issued upon Exercise	Exercise Price	Compensation Plans
	of Outstanding	of Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column (A))
Equity compensation plans approved by shareholders	240,000	$12.70	2,038,189
Equity compensation plans not approved by shareholders	—	—	—
Total	240,000	12.70	2,038,189

(1)	Reflects outstanding stock options granted under our 2018 Omnibus Incentive Plan.
(2)	Reflects shares available for future awards under our 2018 Omnibus Incentive Plan, all of which may be issued pursuant to grants of full-value stock awards.

Prohibitions on Hedging

The Company prohibits all directors, officers and employees from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against short-selling Company securities and transactions in any derivative of Company securities, including buying and writing options. Directors, officers and employees are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading for directors, officers and certain employees during designated blackout periods and requires approval by the Company’s Compliance Officer prior to any trade.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our Chief Executive Officer, in consultation with counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to our Nominating and Governance Committee for approval. In determining whether to approve a related party transaction, our Nominating and Governance Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. These related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our board of directors in accordance with the bank regulatory requirements.

As of December 31, 2020, our officers and directors as well as their immediate families and affiliated companies, taken as a group, were indebted directly and indirectly to us in the amount of approximately $8.6 million, while deposits from this group totaled approximately $4.8 million as of such date. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms to those described in this section with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Other Related Party Transactions

During 2020, the Bank leased its Norcross office from 5385 JC, LLC, where Mr. Nack Paek, the Chairman of the Company, serves as a managing member. In 2020, the Bank paid approximately $148,000 in lease payments to 5385 JC, LLC for the Norcross office. Management believes that the terms of the lease are no less favorable to the Company or the Bank than would have been achieved with an unaffiliated third party.

Other than the compensation arrangements with directors and executive officers described in “Executive Compensation” and the ordinary banking relationships and the lease payments to 5385 JC, LLC described above, none of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest, in any transactions to which we have been a party in which the amount involved exceeded or will exceed $120,000.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table provides information regarding the beneficial ownership of our common stock as of April 1, 2021:

●	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options that are currently exercisable or will become exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 25,674,573 shares of our common stock outstanding as of April 1, 2021. Except as indicated below, the address for each shareholder listed in the table below is: MetroCity Bankshares, Inc., 5114 Buford Highway, Doraville, Georgia 30340.

	Number of Shares	Percentage Beneficially
Name of Beneficial Owner	Beneficially Owned	Owned
5% or Greater Shareholders:
None other than those directors and named executive officers below

Directors and Named Executive Officers:
William J. Hungeling	151,192	*
Howard Hwasaeng Kim(1)	579,983	2.26%
Franci Lai(2)	537,496	2.09%
Don T.P. Leung(3)	1,076,584	4.19%
Feiying Lu	163,256	*
Nack Y. Paek(4)	1,259,768	4.91%
Young Park	819,704	3.19%
Ajit Patel(5)	884,344	3.44%
Frank S. Rhee	13,256	*
Sam Sang-Koo Shim	593,140	2.31%
Farid Tan(6)	780,456	3.04%
All directors and executive officers as a group (11 Persons)	6,859,179	26.72%

*	Represents beneficial ownership of less than 1%
(1)	Includes 100,000 shares held by Mr. Kim’s wife and 53,333 shares of our common stock underlying options that are currently exercisable within 60 days of April 1, 2021.
(2)	Includes 64,000 shares held by Mr. Lai’s wife for his children.
(3)	Includes 905,752 shares held jointly by Mr. Leung and his wife and 157,576 shares held by Mr. Leung in a ROTH IRA.

(4)	Includes 20,000 shares held by Mr. Paek’s wife, Byungsook L. Paek, 28,000 shares held by Magna Properties, L.L.C., a limited liability company where Mr. Paek is the managing member, and 53,333 shares of our common stock underlying options that are currently exercisable within 60 days of April 1, 2021.
(5)	Includes 49,088 shares held by Mr. Patel’s wife, Alkaben Patel, and 212,000 shares held by the estate of Amrital Ambalal Patel where Mr. Patel is the executor of the estate.
(6)	Includes 53,333 shares of our common stock underlying options that are currently exercisable within 60 days of April 1, 2021.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit and Compliance Committee, the board has appointed Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021. The board is seeking ratification of the appointment of Crowe LLP for the 2021 fiscal year. Shareholder ratification of the selection of Crowe LLP as our independent registered public accounting firm for the 2021 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of Crowe LLP to our shareholders for ratification as a matter of good corporate governance. Even if the appointment of Crowe LLP  is ratified by the shareholders, the Audit and Compliance Committee, in its discretion, could decide to terminate the engagement of Crowe LLP and to engage another audit firm if the Audit and Compliance Committee determines such action is necessary or desirable. If the shareholders fail to ratify the selection, the Audit and Compliance Committee will consider this information when determining whether to retain Crowe LLP for future services.

At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting. Representatives of Crowe LLP are expected to be in virtual attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

Audit and Compliance Committee Pre-Approval

The Audit and Compliance Committee’s charter establishes a policy and related procedures regarding the Audit and Compliance Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company’s management, if desired). The Audit and Compliance Committee may also delegate to Chair of the Committee the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such pre-approval decision is presented to the full Audit and Compliance Committee at or before its next scheduled meeting. In addition, the Audit and Compliance Committee has the authority to review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

Independent Auditor Fees

The Audit and Compliance Committee has reviewed the following audit and non-audit fees billed to the Company by Crowe LLP for the fiscal years ended December 31, 2020 and 2019 for the purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Crowe LLP’s independence. The policy of the Audit and Compliance Committee is to pre-approve all audit and non-audit services performed by Crowe LLP before the services are performed, including all of the services described under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” below. The Audit and Compliance Committee has pre-approved all of the services provided by Crowe LLP in accordance with the policies and procedures described in the section titled “Audit and Compliance Committee.”

	For the Years Ended December 31,
	2020	2019
Audit fees(1)	$349,335	$336,222
Audit-Related fees(2)	—	162,235
Tax fees(3)	8,100	8,939
All other fees(4)	—	—
Total Fees	$357,435	$507,396

(1)	Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.
(2)	Audit-related fees consist of the issuance of consent letters for relevant SEC filings, the filing of our Registration Statement on Form S-1 related to our initial public offering, and other services not required by stature or regulation.
(3)	Tax compliance fees consist of Federal and state tax return filing fees and miscellaneous tax related issues.
(4)	All other fees, of which there were none, consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist the board of directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit and Compliance Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit and Compliance Committee reviews our financial reporting process. In this context, the Audit and Compliance Committee:

●	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2020;
●	has discussed with Crowe LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and
●	has received the written disclosures and the letter from Crowe LLP, required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with Crowe LLP the independent accountant’s independence.

Based on this review and the discussions referred to above, the Audit and Compliance Committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

This report is submitted on behalf of the members of the Audit and Compliance Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act and Exchange Act.

Respectfully submitted by the Audit and Compliance Committee of the Board of Directors,

William J. Hungeling (Chairman)

Feiying Lu

Ajit Patel

Frank Rhee

Sam Shim

SHAREHOLDER PROPOSALS

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2022 annual meeting of shareholders, including director nominations, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office, located at 5114 Buford Highway, Doraville, Georgia 30340, no later than December 17, 2021. Any such proposal must comply with the requirements of Rule 14a-8. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.

Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual meeting if such proposal complies with our bylaws. In accordance with our bylaws, shareholder proposals may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to the Company’s Assistant Corporate Secretary accompanied by certain information required by our bylaws. To be timely, a shareholders’ written notice must be received at the registered office of the Company no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. For shareholder proposals for the 2022 annual meeting of shareholders, written notice must be received between January 20, 2022 and February 19, 2022.

All notices to us must also provide certain information set forth in the Company’s amended and restated bylaws. A copy of the Company’s amended and restated bylaws may be obtained by request to the Company’s Corporate Secretary. Shareholder proposals and nominations should be submitted to the MetroCity Bankshares, Inc., Attention: Assistant Corporate Secretary, 5114 Buford Highway, Doraville, Georgia 30340.

SHAREHOLDER COMMUNICATIONS

Shareholders wishing to communicate with the board, with a particular director, or with the Assistant Corporate Secretary, may do so by sending written correspondence by mail or courier to MetroCity Bankshares, Inc., 5114 Buford Highway, Doraville, Georgia 30340, Attn: Assistant Corporate Secretary; or via email at lucasstewart@metrocitybank.bank. The Assistant Corporate Secretary is responsible for reviewing all communications addressed to our board, any committee or any specific director to determine whether such communications require board, committee or personal review, response or action. Generally, the Assistant Corporate Secretary will not forward to the board, any committee or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Assistant Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the board, any committee or any specific director, then he will promptly send a copy of such communication to each director serving on the board, the applicable committee or the applicable director.

HOUSEHOLDING

In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Upon request, the Company will promptly deliver a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of annual reports or proxy statements may request delivery of a single copy. You can contact the Company by contacting the Assistant Corporate Secretary, Lucas Stewart, at MetroCity Bankshares, Inc., 5114 Buford Highway, Doraville, Georgia 30340, Attn: Assistant

Corporate Secretary; or via email at lucasstewart@metrocitybank.bank to request a separate copy of the proxy materials and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future.

ADDITIONAL INFORMATION

Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, can be accessed, along with this proxy statement, on our corporate website at www.metrocitybank.bank, by clicking “Investor Relations” and then “SEC Filings.” If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2020, we will mail these documents to you free of charge. Requests should be sent to:

MetroCity Bankshares, Inc.

Attn: Assistant Corporate Secretary

5114 Buford Highway

Doraville, Georgia 30340

The Annual Report on Form 10-K for the year ended December 31, 2020 is not, and shall not be, deemed to be a part of our proxy materials.

OTHER MATTERS

The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59pm, Eastern Time, on May 19, 2021 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/MCBS delete QR code and control # oΔr scan the≈ QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MCBS Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - William J. Hungeling 02 - Farid Tan 03 - Don T.P Leung 04 - Young Park 05 - Ajit A. Patel For Against Abstain 2. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 9 9 7 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 5 1 B M 4 03EX8B MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 2021 Annual Meeting Proxy Card1234 5678 9012 345

The 2021 Annual Meeting of Shareholders of MetroCity Bankshares, Inc. will be held on Thursday, May 20, 2021 at 4:00pm ET, virtually via the internet at www.meetingcenter.io/273023026. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — MCBS2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/MCBS q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting to be Held on May 20, 2021 Nack Y. Paek and Farid Tan, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of MetroCity Bankshares, Inc. to be held on May 20, 2021 via virtual meeting or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items MetroCity Bankshares, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MCBS